UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

ENTEST BIOMEDICAL, INC.
(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4700 Spring Street, St 203
La Mesa California, 91941
(Address of Principal Executive Offices, Zip Code)
619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement.

On August 18, 2009, Bio Matrix Scientific Group, Inc. (BMSN) entered into an agreement (“Agreement”) with Therinject, LLC, a California Limited Liability Company (“Therinject”) and Dr. Stephen Josephs, PhD (“Josephs”). Pursuant to the Agreement, Therinject and Dr. Josephs shall assist BMSN in:

(a) The acquisition, manufacture and sale of medical devices utilized for the therapeutic delivery of cells, proteins and/or amino acids including immuno isolation devices (“Medical Delivery Devices”):

(b) Establishing a tumor banking facility

(c) The development and marketing of a therapeutic cancer vaccine utilizing the medical device of for initial use in veterinary applications (“Cancer Vaccine”).

BMSN is the controlling shareholder of Entest BioMedical, Inc., holding the majority of the shares outstanding.  The Director and CEO of Entest BioMedical, Inc. also serves as the Director and CEO of BMSN.

Any and all intellectual property (i) resulting from the efforts of the Parties pursuant to this agreement and (b) comprising or materially related to the Cancer Vaccine shall become the property of Entest BioMedical, Inc.

Any and all intellectual property (i) resulting from the efforts of the Parties pursuant to this agreement and (b) not comprising or materially related to the Cancer Vaccine shall be owned 50% by Therinject and 50% by Entest BioMedical, Inc. (“Non Cancer Vaccine IP”).

BMSN shall have the right of first refusal in regards to any sale or other assignment by any Party of any Non Cancer Vaccine IP. Execution of the Agreement bestowed upon BMSN an exclusive worldwide license, not subject to any expiration, to develop, manufacture, market and sublicense products or services based on Non Cancer Vaccine IP.

BMSN may assign its rights and duties pursuant to this Agreement to Entest Biomedical, Inc at BMSN’s sole discretion.

Among other terms and conditions, pursuant to the Agreement BMSN shall be obligated to:

(a) Pay to Therinject yearly royalty payments equal to 2.5% of revenues generated by the Company as a result of:

Operation of a Tumor Banking facility, provided that such Tumor banking activities have occurred as a direct result of Therinject’s material  contributions pursuant to this Agreement

Sales by BMSN of Medical Delivery devices, provided that such sales have occurred as a direct result of Therinject’s material contributions pursuant to this Agreement

Sales by BMSN of the Cancer Vaccine, provided that the development and marketing of such Cancer Vaccine has occurred as a direct result of Therinject’s material contributions pursuant to this Agreement.

(b) Pay to Josephs a consulting fee in the amount of $150,000 to be paid in twelve monthly installments of $12,500 (“Fee Installments”) subject to the Agreement’s Terms and Conditions.

ITEM 9.01

Exhibit Number	Description
10.01	Agreement by and between Bio-Matrix Scientific Group, Inc. , Therinject LLC and Dr. Stephen Josephs

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: August 24, 2009